AMENDED AND RESTATED
                       CERTIFICATE OF INCORPORATION
                                    OF
                       GAYLORD CONTAINER CORPORATION
                 (originally incorporated August 1, 1986)


                                ARTICLE ONE
                                -----------
          The name of the Corporation is Gaylord Container
Corporation.


                                ARTICLE TWO
                                -----------
          The address of the Corporation's registered office in the State of Delaware is The Corporation Trust
Center, 1209 Orange Street, Wilmington, County of New
Castle 19801. The name of its registered agent at such address is The Corporation Trust Company.


                               ARTICLE THREE
                               -------------
          The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "Delaware General Corporation Law").


                               ARTICLE FOUR
                               ------------
          The total number of shares which the Corporation shall have authority to issue is 165,000,000 shares, consisting of:

          (1) 25,000,000 shares of Preferred Stock, par value $0.01 per share (the "Preferred Stock");

          (2) 125,000,000 shares of Class A Common Stock, par value $.0001 per share (hereinafter referred to as the "Class A Common"); and

          (3) 15,000,000 shares of Class B Common Stock, par value $.0001 per share (hereinafter referred to as the "Class B Common").

THE PREFERRED STOCK

          The Corporation's board of directors (the "Board of Directors") is authorized, subject to the limitations prescribed by law and the provisions of this Amended and Restated Certificate of Incorporation, to provide for the issuance of shares of the Preferred Stock in one or more series, to establish from time to time the number of shares to be included in each such series and to fix the designa-tions, voting powers, preferences rights and qualifications, limitations or restrictions of the shares of the Preferred Stock of each such series. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the certificate or certificates establishing the series of Preferred Stock.

COMMON STOCK

          Except as otherwise provided herein, all shares of Class A Common and Class B Common will be identical and will entitle the holders thereof to the same rights and privileges. As used herein, the term "Common Stock" means, collectively, the Class A Common and the Class B Common.

          Part 1.   Voting Rights.
                    -------------

                 (i) So long as any share of Class B Common is outstanding, the holders of Class A Common and Class B
Common will vote together as a single class with respect to all matters to be voted on by the Corporation's stockholders, except as provided in subparagraphs (ii),
(iii) or (iv) below or as required by law. In connection with the vote by the Corporation's stockholders on each such matter, the holders of Class A Common will be entitled to one vote per share and the holders of Class B Common will be entitled to 10 votes per share, except as provided in subparagraphs (iii) and (iv) below.

                 (ii) The number of directors comprising the Board of Directors will be determined from time to time in the manner specified in the Corporation's bylaws, subject to this subparagraph (ii). So long as any share of Class
B Common is outstanding, (A) the holders of Class A Common, voting separately as a class and excluding the holders of Class B Common (but not with respect to the shares of Class
A Common held by such holders), shall be entitled to elect a number (rounded to the next highest whole number in the case of a fraction) of such directors equal to one-fourth (1/4) of the total number of directors constituting the entire Board of Directors of the Corporation (the "Class A Directors"), provided that the holders of Class A Common will be entitled to elect three (3) such directors to serve on the Board of Directors during the period commencing on the later to occur of the filing of the Restated
Certificate of Incorporation and the date of initial issuance of the Warrants (as defined herein) pursuant to the Warrant Agreement (as defined herein) and ending immediately prior to July 31, 1996 or, if earlier, such time as no Warrants are outstanding and no Debentures (as defined herein) are outstanding (the "Special Class A
Director Termination Date"), and (B) the holders of Class
B Common, voting separately as a class and excluding the holders of Class A Common (but not with respect to the shares of Class B Common held by such holders), shall be entitled to elect all other directors; provided that, subject to the following proviso, after the close of business on any day on which, but only at such times as, the number of outstanding shares of Class B Common constitutes less than 12.5% of the total number of outstanding shares of Common Stock, the holders of Class B Common and the holders of Class A Common, voting together as a single class with the holders of Class B Common entitled to ten votes per share of Class B Common held and the holders of Class A Common entitled to one vote per share of Class A Common held, shall be entitled to elect all such other directors; provided, further, that the immediately preceding proviso will cease to apply, and the holders of Class B Common voting as a single class excluding the holders of Class A Common (but not with respect to the shares of Class B Common held by such holders) shall be entitled to elect all such other directors, during any period commencing at the close of business on the day on which the number of outstanding shares of Class B Common constitutes 12.5% or more of the total outstanding shares of Common Stock and ending at the close of business on a subsequent day, if any, on which the number of outstanding shares of Class B Common constitutes less than 12.5% of the total number of outstanding shares of Common Stock; and provided, further, that until the Special Class A Director Termination Date, the number of directors to be elected pursuant to this clause (B) will be eight (8). For purposes of this subparagraph (ii), a Warrant will not be deemed to be outstanding at such time as it is either exercisable in accordance with its terms or deemed not to be outstanding in accordance with the Warrant Agreement. Also for purposes of this subparagraph (ii), Debentures will be deemed not outstanding if delivered to the Trustee (within the meaning of the applicable
Indenture) for cancellation, if the Corporation is Discharged (within the meaning of the applicable Indenture) from its obligations with respect thereto or if the Corporation has satisfied the conditions set forth in clauses (i) through (v) of Section 7.1(b) of the applicable Indenture with respect thereto.

                 (iii)Upon election of the three Special
Class A Directors (as defined herein) by the holders of
Class A Common upon or after the filing of the Restated
Certificate of Incorporation, the term of office of each
such director shall be from the date of such election to
the Special Class A Director Termination Date; provided
that the term of office of each Class A Director elected
upon or after the Special Class A Director Termination
Date shall be for a period until the Corporation's next
annual meeting of stockholders and such director's
successor has been duly elected and qualified or until
such director's earlier death, disability, resignation
or removal.   Any vacancy occurring on the Board of
Directors on account of the death, disability, resignation or other termination of a Special Class A
Director prior to the Special Class A Director
Termination Date may be filled only by the affirmative vote of a majority of the remaining Special Class A
Directors, except that in the event that there are no remaining Special Class A Directors or in the event of an election pursuant to Section 223(c) of the Delaware
General Corporation Law to fill any such vacancies, each such vacancy may be filled only by a vote of the holders of Class A Common voting as a separate class, and the term of any director so elected to fill a vacancy shall be until the Special Class A Director Termination Date or until such
Special Class A Director's earlier death, disability, resignation or removal.

                 (iv) Notwithstanding any provision hereof to the contrary, in any vote by holders of Common Stock with respect to confirmation of a plan of reorganization of the Corporation pursuant to a bankruptcy proceeding under the United States Bankruptcy Code (or any successor statute thereto), the holders of Class A Common will be entitled to one vote per share of Class A Common held and the holders of Class B Common will be entitled to one vote per share of Class B Common held.

         Part 2.   Dividends.
                   ---------
         When and as dividends are declared on any Common
Stock, whether payable in cash, property or securities of the Corporation, the holders of Class A Common and the holders of Class B Common will be entitled to share equally, share for share, in such dividends, provided that if dividends are declared which are payable in shares of Class A Common or Class B Common, dividends will be declared which are payable at the same rate on each class of Common Stock, and the dividends payable to holders of Class A Common will be paid in shares of Class A Common and the dividends payable to holders of Class B Common will be paid in shares of Class B Common, provided that, upon the written request of the holders of a majority of the Class
B Common then outstanding, the dividends payable in shares of Common Stock to all holders of Class B Common (including holders not making such request) in connection with any such dividend will be paid in shares of Class A Common.

         Part 3.   Stock Splits and Combinations.
                   -----------------------------

         If the Corporation in any manner subdivides or combines the outstanding shares of one class of Common
Stock, the outstanding shares of the other class of Common
Stock will be proportionately subdivided or combined, provided that, upon the written request of the holders of a majority of the Class B Common then outstanding, the shares of Common Stock to be issued to all holders of Class
B Common (including holders not making such request) in connection with such subdivision will be shares of Class A
Common.

         Part 4.   Conversion.
                   ----------

         4A. Voluntary Conversion of Class B Common. Each record holder of Class B Common is entitled at any time and from time to time to convert any or all of the shares of such holder's Class B Common into an equal number of shares of Class A Common.

         4B.  Automatic Conversion of Class B Common Upon
Transfer. Except in connection with an Exempt Transfer, upon the sale, assignment, conveyance, pledge or other transfer (a "transfer") of any shares of Class B Common, all shares of Class B Common being so transferred will be converted automatically into an equal number of shares of Class A Common. As used herein, the term "Exempt Transfer" means:

                 (i) any bona fide pledge of Class B Common to a bank or other financial institution, provided that no foreclosure occurs;

                 (ii) any transfer of Class B Common (a) by will or pursuant to the applicable laws of descent and distribution, (b) to the spouse, ancestors or lineal descendants (whether natural or adopted) of the transferring holder of Class B Common, (c) to any corporation, partnership or trust in which the transferring holder and other persons referred to in clause (b) are the holders of all of the outstanding capital stock other than directors' qualifying shares (in the case of a transfer to a corporation), the sole partners (in the case of a transfer to a partnership), and the sole beneficiaries (in the case of a transfer to a trust), provided that in the event that the transferring holder and such other persons cease at any time to be the sole holders of such capital stock, the sole partners or the sole beneficiaries, as the case may be, the shares of Class B Common then held by such corporation, partnership or trust shall be automatically converted into an equal number of shares of Class A Common or (d) to any Person who (1) is a holder of Class B Common on the date of the filing of the Restated Certificate of Incorporation or on the date of such transfer (except pursuant to a pledge thereof) or (2) would be a permitted transferee of any Person described in (1) foregoing in an Exempt Transfer described in (b) or (c) foregoing or (iii) below; or

                 (iii)any transfer of Class B Common by a corporation, partnership or trust (which in each case is then eligible to hold Class B Common without automatic conversion to Class A Common pursuant to (ii)(c) above) to one or more of its stockholders (other than stockholders holding only directors' qualifying shares), partners or beneficiaries, as the case may be, provided that, (a) in the case of a transfer by any corporation which has a class of equity securities registered under the Securities
Exchange Act of 1934, as amended, at the time of such transfer, the transferee owns of record at least 10% of the equity securities so registered at the time of such transfer and (b) in the case of Mid-America Group, Ltd.
only Permitted Transfers shall be Exempt Transfers.

         4C.  Automatic Conversion of Class B Common Upon
Certain Other Events.  All outstanding shares of Class B
Common will be converted automatically into an equal number of shares of Class A Common upon the first to occur of:

                 (i) July 31, 1995, but only if the Closing Price (as defined herein) of the Class A Common has not equalled or exceeded $15.25 per share (adjusted proportionately for stock splits, stock combinations, reorganizations, reclassifications of shares, stock dividends and similar transactions affecting the Class A Common after the date of the filing of this Restated Certificate of Incorporation) on a total of twenty or more Trading Days (as defined herein) (excluding for such purposes any Trading Day on which the Corporation has purchased shares of Class A Common Stock in the over-the-counter market, on the NASDAQ system, or on the exchange on which such stock is then listed) if any, during any thirty consecutive Trading Days occurring on or prior to July 31, 1995; or

                 (ii)   the close of business on the day on
which the holders of a majority of the shares of Class B Common then outstanding have delivered written notice to the Corporation's secretary electing that all outstanding shares of Class B Common be converted into an equal number of shares of Class A Common.

         4D.  Conversion Procedure.

                 (i)    Each conversion of shares of Class B
Common into shares of Class A Common pursuant to paragraph 4A will be effected by the surrender of the certificate or certificates representing the shares to be converted at the principal office of the Corporation at any time during normal business hours, together with a written notice by the holder of such shares to be converted stating that such holder desires to convert the shares, or a stated number of the shares, represented by such certificate or certificates into Class A Common. Any conversion pursuant to paragraph 4B or 4C will be deemed to be effective immediately upon the occurrence of the event giving rise to such conversion. Any holder of certificates representing shares of Class B Common which are automatically converted into Class A
Common pursuant to paragraph 4B or 4C may surrender pursuant to subparagraph (ii) below the certificates representing such shares after the occurrence of the event giving rise to such conversion in exchange for a new certificate representing shares of Class A Common into which such Class B Common was converted.

                 (ii)   Promptly after the surrender of
certificates representing shares of Class B Common being converted pursuant to paragraph 4A, 4B or 4C (and, in the case of a conversion pursuant to paragraph 4A, the receipt of written notice specifying the number of shares being converted), the Corporation will issue and deliver in accordance with the surrendering holder's instructions (a) the certificate or certificates for the Class A Common issuable upon such conversion and (b) in the case of a conversion pursuant to paragraphs 4A or 4B, a certificate representing any Class B Common which was represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which was not converted.

                 (iii) The issuance of certificates for Class
A Common upon conversion of Class B Common will be made without charge to the holder of such shares for any issuance tax in respect thereof (unless such holder of the Class B Common being converted directs the Corporation to issue such certificate or certificates to any person other than such holder, in which case such holder will pay any transfer tax arising out of the issuance of such certificate), or other costs incurred by the Corporation in connection with such conversion and the related issuance of Class A Common.

                 (iv) Upon the conversion of any Class B
Common, such shares will be canceled and will not be reissued.

         Part 5.   No Additional Issuance.
                   ----------------------

         The Corporation will not issue any additional shares of Class B Common without the consent of the holders of a majority of the then outstanding shares of Class B Common Stock and without the approval of the Majority Directors
(as defined below), other than issuances of Class B Common with respect to the then outstanding shares of Class B
Common by way of stock dividend or stock split.

         Part 6.   Efforts Regarding Listing/Quotation.
                   -----------------------------------

         If the shares of Class A Common cease to be eligible to be listed on a United States securities exchange or quoted on the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ System"), the Corporation will use reasonable efforts to have the Class
A Common listed (or continued to be listed) on a United States securities exchange or qualified for trading on the NASDAQ System.

WARRANTS

         The Corporation may issue certain Redeemable
Exchangeable Warrants (the "Warrants") pursuant to the
Warrant Agreement. No Warrant shall entitle the holder thereof to vote at a meeting of stockholders of the Corporation or to vote for any purpose, except as required by law (provided that this sentence will not limit the rights of the holders of the Warrants pursuant to
Section 16A of the Warrant Agreement).

         So long as any of the Warrants are outstanding and not exercisable (in each case as determined in accordance with the Warrant Agreement), but only until the Special
Class A Director Termination Date, if earlier:

         1. The Corporation shall not effect a Change of Control Event unless (a) if approval thereof by the Board of Directors is required pursuant to the Delaware General
Corporation Law, pursuant hereto or pursuant to the Corporation's bylaws, such Change of Control Event is approved by the Majority Directors and (b) distributions, if any, made pursuant to or in connection with such Change of Control Event in respect of or in exchange for any shares of Class A Common or Class B Common are made (i) pro rata to holders thereof according to the number of shares of Class A Common and Class B Common held by such holders or (ii) pursuant to offers to the holders thereof which are made pro rata according to the number of shares of Class A
Common and Class B Common held by such holders. For purposes of the foregoing, the holder of an option, security or other right exercisable or exchangeable for or convertible into shares of Class A Common may, at the discretion of the Board of Directors, be regarded as a holder of the shares of Class A Common obtainable upon exercise, conversion or exchange thereof;

         2.   The Corporation shall not, except upon
exercise, distribution on or conversion of or in exchange for securities of the Corporation or other rights either outstanding on the date of filing of the Restated
Certificate of Incorporation, issued in connection with the financial restructuring of the Corporation pursuant to which the Warrants were initially issued or issued thereafter in a manner consistent with the terms of this provision, or except pursuant to employee or director plans which are either in effect on the date hereof, permitted pursuant to the terms of the Indentures or approved by the Majority Directors, issue (a) shares of Common Stock for consideration per share (or voting securities other than Common Stock for consideration per unit possessing one vote in the election of directors) less than the Exchange Price at such time (it being understood that the consideration per share in an underwritten public offering will include the aggregate amount of any underwriter's commission and discount per share), (b) any securities convertible into shares of Common Stock with a conversion price (or voting securities other than Common Stock for consideration per unit possessing one vote in the election of directors) less than the Exchange Price at the time of issuance of such securities, or (c) any shares of capital stock with greater than one vote per share (or which may, upon the occurrence of an event, have greater than one vote per share), unless in the case of any of (a), (b) or (c) foregoing with the approval of the Majority Directors;

         3. The Corporation shall not amend the terms of Article Four of this Amended and Restated Certificate of
Incorporation in a manner adverse to the interests of the holders of the Warrants without the prior consent of holders of a majority of the Warrants which are then outstanding and not exercisable in accordance with the terms of the Warrant Agreement, provided that nothing herein shall restrict the Corporation from at any time changing, and no consent of the holders of the Warrants will be required in connection with any change at any time of, the number of authorized shares of any class of capital stock of the Corporation; and

         4. The Board of Directors shall not authorize the commencement of any proceeding with respect to the Corporation under Chapter 7 or Chapter 11 of the United States Bankruptcy Code or any successor thereto without the prior approval of either (a) the Majority Directors or
(b) all directors then serving on the Board of Directors other than the Special Class A Directors.

DEFINITIONS

         For purposes of this Amended and Restated
Certificate of Incorporation:

         "Change of Control Event" means (i) a merger, consolidation or similar transaction involving the Corporation if either (a) Persons who beneficially held or controlled the Corporation's voting stock immediately prior to such transaction do not beneficially hold or control immediately after such transaction securities which possess in the aggregate the voting power to elect a majority of the surviving entity's or transferee's directors or
(b) after such transaction, a Person or group of Persons
(within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended) would beneficially hold or control securities which possess in the aggregate the voting power to elect a majority of the surviving entity's or transferee's directors, provided that for such purposes securities or voting power beneficially held or controlled by such person or group will not be deemed to include securities or voting power beneficially held or controlled by any of the following Persons: any Person who was a beneficial holder of Warrants upon issuance thereof in the financial restructuring of the Corporation pursuant to which the Warrants were initially issued, Grinnell College, MAG, any Control Person, Messrs.
Marvin A. Pomerantz and Warren J. Hayford and their respective Immediate Family and any Person to which any of the foregoing would be permitted to transfer shares of Class B Common Stock in an Exempt Transfer (within the meaning of subparagraph (ii) or (iii) of Part 4B of the terms of the Common Stock included in this Article Four, other than pursuant to clause (a) of such subparagraph
(ii)), (ii) a sale, transfer or other disposition of all or substantially all of the property, assets or business of the Corporation or (iii) the filing by the Corporation with the Secretary of State of Delaware of a certificate of dissolution pursuant to Section 275 of the General Corporation Law of Delaware or a similar filing by a successor to the Corporation pursuant to the corporate law of its state of incorporation if such successor's state of incorporation is a state other than Delaware. For purposes hereof, a Person or group of Persons will be deemed to be a beneficial owner or holder of securities if such Person or group is such a beneficial owner thereof as determined pursuant to Rule
13d-3 under the Securities Exchange Act of 1934, as amended.

         "Closing Price" means the average of the closing prices of sales of Class A Common on all domestic securities exchanges on which such Class A Common may at the time be listed (and where such stock is traded on more than one such exchange, closing prices on a Trading Day shall be weighted based on the volume of sales of Class A
Common on such exchanges on such Trading Day), or, on any day on which there has been no sale on any such exchange, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, on any day on which the Class A Common is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of the close on such day, or, on any day on which the Class A Common is not quoted in the NASDAQ
System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization. If at any time the Class A Common is neither listed on any national securities exchange nor quoted in the NASDAQ System or the domestic over-the-counter market, the "Closing Price" shall be the fair value thereof determined by the Majority Directors, which determination shall be conclusive.

         "Control Person" means the Executive, his spouse, any of his children or grandchildren, any trust solely for the benefit of any of his children or grandchildren, or any corporation, partnership or other entity or organization but only so long as more than 50 percent of the voting power and equity interest of such corporation, partnership or other entity or organization is held, directly or indirectly, by the Executive, his spouse, any of his children or grandchildren or any trust solely for the benefit of any of his spouse, himself, his children or grandchildren or any combination of the foregoing.

         "Debentures" means the Corporation's 13-1/2% Senior Subordinated Debentures Due 2003 issued pursuant to an Indenture dated November 2, 1992 between the Corporation and Ameritrust Texas National Association and the Corporation's 10-1/4% Senior Subordinated PIK Notes Due
2001 issued pursuant to an Indenture dated November 2, 1992 between the Corporation and Ameritrust Texas National Association

         "Exchange Price" has the meaning given such term in the Warrant Agreement.

         "Executive" means Marvin A. Pomerantz.

         "Immediate Family" means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, nephew, niece, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, and shall include adoptive relationships.

         "Indentures" means the Indenture dated November 2,
1992 between the Corporation and Ameritrust Texas National
Association and the Indenture dated November 2, 1992 between the Corporation and Ameritrust Texas National
Association pursuant to which the Debentures are issued.

         "MAG" means Mid-America Group, Ltd., an Iowa corporation, but only so long as, and only in the event that, a majority of the voting power to elect directors of such corporation and a majority of the equity of such corporation is held beneficially by Marvin A. Pomerantz, Rose Lee Pomerantz, one or more members of the Immediate
Family of the Executive, any Control Person and/or any Person to whom Marvin A. Pomerantz, Rose Lee Pomerantz, one or more members of Immediate Family of the Executive, any Control Person or Mid-America Group, Ltd. would be permitted to transfer shares of Class B Common in an Exempt
Transfer (as defined in subparagraph (ii) or (iii) of Part
4B of the terms of the Common Stock included in Article
Four, other than pursuant to clause (a) of subparagraph
(ii) thereof).

         "Majority Directors" means, with respect to any matter, (i) a majority of all members present and voting with respect to such matter at a meeting of the Board of Directors which has been called in accordance with the laws of the state of incorporation of the Corporation and the bylaws of the Corporation and (ii) until the Special Class
A Director Termination Date, at least two of the Special
Class A Directors; provided that if one or more of the Special Class A Directors declines to vote with respect to such matter or fails to attend the meeting at which such vote is taken, and such meeting (a) occurs after ten days notice of such meeting has been given to such Special Class
A Director(s) declining to vote or failing to attend such meeting and (b) has otherwise been called in accordance with the laws of the state of incorporation of the Corporation and the bylaws of the Corporation, the minimum number of Special Class A Directors pursuant to
(ii) foregoing will be one (1), unless none of such Special
Class A Directors votes with respect to such matter at such meeting, in which event the minimum number of Special Class
A Directors pursuant to (ii) foregoing will be zero (0);
provided, further, that any matter approved pursuant to a written consent executed by all members of the Board of Directors without a meeting will also be deemed to have been approved by the "Majority Directors."

         "Permanent Disability" means such physical or mental condition of the Executive as is expected to continue beyond a period of six months and which renders the Executive incapable of performing any substantial portion of the services performed by the Executive on the date hereof, as confirmed by competent medical evidence.

         "Permitted Transfer" means any transfer of Common
Stock (i) pursuant to the terms of the Exchange Agreement dated as of June 25, 1992 among Mid-America Group, Inc.,
Grinnell College, Warren J. Hayford and the Corporation,
(ii) by Mid-America Group, Ltd., a Control Person or an
Estate Planning Transferee (as defined in clause (iv) of this sentence) at any time after the death or Permanent
Disability of the Executive, (iii) by Mid-America Group,
Ltd., a Control Person or an Estate Planning Transferee at any time after the termination by the Corporation of the Executive as Chief Executive Officer of the Corporation or the involuntary removal of the Executive as Chairman of the Board of Directors, (iv) by Mid-America Group, Ltd., a
Control Person or an Estate Planning Transferee to any
Control Person or to any member or members of the Immediate

Family of the Executive or any trust solely for the benefit of any such member or members in connection with estate planning by the Executive, his spouse or any of his children (any such Immediate Family member transferee or trust transferee being referred to herein as an "Estate
Planning Transferee"), provided that any such transferee
(whether a Control Person or an Estate Planning Transferee) agrees in writing, without qualification, not to transfer such Common Stock prior to the Stock Retention Termination
Date except pursuant to a Permitted Transfer, (v) by Mid-
America Group, Ltd. or a Control Person at any time after the filing by or against Mid-America Group, Ltd. or such Control Person, as the case may be, of a proceeding under any bankruptcy, reorganization, insolvency or similar law, which proceeding is not dismissed or stayed within 90 days of such filing (provided that such 90-day waiting period shall terminate upon the entry in such proceeding of any order for relief), (vi) by an Estate Planning Transferee at any time after the filing by or against such Estate
Planning Transferee of a proceeding under any bankruptcy, reorganization, insolvency or similar law, which proceeding is not dismissed or stayed within 90 days of such filing
(provided that such 90-day waiting period shall terminate upon the entry in such proceeding of any order for relief),
(vii) in connection with any foreclosure of any lien relating to any Pledge, or in connection with any foreclosure of any tax lien, upon shares of Common Stock beneficially owned by Mid-America Group, Ltd. or a Control
Person, provided that this clause (vii) shall apply only to the shares of Common Stock which are the subject of such a foreclosure, or (viii) in connection with any foreclosure of any lien relating to any Pledge, or in connection with any foreclosure of any tax lien, upon shares of Common
Stock beneficially owned by an Estate Planning Transferee, provided that this clause (viii) shall apply only to the shares of Common Stock which are the subject of such a foreclosure. For purposes of this definition of "Permitted
Transfer," "Pledge" means any bona fide pledge of Common
Stock to any bank or other financial institution.

         "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or any other entity or organization.

         "Restated Certificate of Incorporation" means the Company's Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on November 2, 1992.

         "Stock Retention Termination Date" means the earliest of (i) March 31, 1993 if the Restructuring Closing
Date, as defined in the Warrant Agreement, shall not have occurred prior to such date, (ii) July 31, 1996, (iii) the date on which all of the Warrants outstanding as determined under the terms of the Warrant Agreement shall have become exercisable, and (iv) the date on which the Warrants are no longer outstanding as determined under the terms of the Warrant Agreement.

         "Trading Day" means a day on which the principal national securities exchange on which the Class A Common is listed or admitted to trading is open for the transaction of business or, if the Class A Common is not listed or admitted to trading on any national securities exchange, any day other than a Saturday, a Sunday, or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

         "Special Class A Directors" means the Class A
Directors serving on the Board of Directors during the period commencing on the later to occur of the filing of the Restated Certificate of Incorporation and the date of initial issuance of Warrants pursuant to the Warrant
Agreement and ending immediately prior to the Special Class
A Director Termination Date.

         "Warrant Agreement" means the Warrant Agreement dated November 2, 1992 between the Corporation and Harris
Trust and Savings Bank, an Illinois banking corporation, as Warrant Agent.


                               ARTICLE FIVE
                               ------------

         If no shares of Class B Common are then outstanding, the corporation shall not merge or consolidate with or into any other corporation or corporations, sell all or substantially all of its assets, liquidate, dissolve or wind up, unless such merger, consolidation, sale, liquidation, dissolution or winding up has been approved by the affirmative vote of the holders of 66-2/3% of the outstanding Class A Common. Such vote shall be in addition to any other vote required by law or this Amended and Restated Certificate of Incorporation. Any amendment of this Article Five shall require the affirmative vote of the holders of Common Stock, voting together as a single class, representing at least 66-2/3% of the total number of votes entitled to be cast by all holders of outstanding Common Stock or, if no Class B Common Stock is then outstanding, by the holders of 66-2/3% of the outstanding Class A
Common. Such vote shall be in addition to any other vote required by law or this Amended and Restated Certificate of Incorporation.


                                ARTICLE SIX
                                -----------

         The Corporation is to have perpetual existence.

                               ARTICLE SEVEN
                               -------------

         In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the bylaws of the Corporation. If no shares of Class B Common are then outstanding, any alteration, amendment or repeal of the bylaws of the Corporation by the stockholders of the Corporation shall require the affirmative vote of two-thirds of the then outstanding shares of the capital stock of the Corporation entitled to vote on such alteration, amendment or repeal.


                               ARTICLE EIGHT
                               -------------

         Meetings of stockholders may be held within or without the State of Delaware, as the bylaws may provide.
The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the bylaws of the Corporation. Elections of directors need not be by written ballot unless the bylaws of the Corporation so provide.


                               ARTICLE NINE
                               ------------

         Part 1.   Limitation of Liability.

                 (i) To the fullest extent permitted by the Delaware General Corporation Law as it now exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages arising from a breach of fiduciary duty owed to the Corporation or its stockholders.

                 (ii)   Any repeal or modification of the
foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

         Part 2.   Right to Indemnification.

         Each person who was or is made a party or is threatened to be made a party to or is otherwise involved
(including involvement as a witness) in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter, an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General
Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss
(including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators; provided, however, that, except as provided in Part 3 hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors. The right to indemnification conferred in this
Part 2 shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses");
provided, however, that, if and to the extent that the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Part 2 or otherwise.

         Part 3.   Right of Indemnitee to Bring Suit.

         If a claim for indemnification (including the advancement of expenses) under Part 2 is not paid in full by the Corporation within 45 days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of procuring or defending such suit. In any suit brought by the indemnitee to enforce a right to indemnification hereunder
(but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that the indemnitee has not met the applicable standard of conduct set forth in the Delaware General Corporation Law.
In any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that the indemnitee has not met the applicable standard of conduct set forth in the Delaware
General Corporation Law. Neither the failure of the Corporation (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of any such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General
Corporation Law, nor an actual determination by the Corporation (including the Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit.
In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article Nine or otherwise shall be on the Corporation.

         Part 4.   Service for Subsidiaries.

         Any person serving as a director, officer, employee or agent of another corporation, partnership, joint venture or other enterprise, at least 50% of whose equity interests are owned by the Corporation (hereinafter a "subsidiary"), shall be conclusively presumed to be serving in such capacity at the request of the Corporation.

         Part 5.   Reliance.

         Persons who after the date of the adoption of this provision become or remain directors or officers of the Corporation or who, while a director or officer of the Corporation, become or remain a director, officer, employee or agent of a subsidiary, shall be conclusively presumed to have relied on the rights to indemnity, advancement of expenses and other rights contained in this Article Nine in entering into or continuing such service. The rights to indemnification and to the advancement of expenses conferred in this Article Nine shall apply to claims made against an indemnitee arising out of acts or omissions which occurred or occur both prior and subsequent to the adoption hereof.

         Part 6.   Non-Exclusivity of Rights.

         The rights to indemnification and to the advancement of expenses conferred in this Article Nine shall not be exclusive of any other right which any person may have or hereafter acquire under this Amended and Restated
Certificate of Incorporation or under any statute, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

         Part 7.   Insurance.

         The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expenses, liability or loss under the Delaware General Corporation Law.

         Part 8.   Indemnification of Employees and Agents
                   of the Corporation.

         The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses, to any employee or agent of the Corporation to the fullest extent of the provisions of this Article 9 with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.


                                ARTICLE TEN
                                -----------

         Except as otherwise provided herein, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated
Certificate of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation. Notwithstanding anything contained in this Amended and Restated Certificate of Incorporation to the contrary, if no shares of Class B Common are then outstanding, ARTICLE SEVEN, this ARTICLE TEN, and ARTICLE ELEVEN of this Amended and Restated Certificate of Incorporation shall not be altered, amended or repealed and no provision inconsistent therewith shall be adopted without the affirmative vote of the holders of at least two-thirds of the then outstanding shares of the capital stock of the Corporation entitled to vote on such alteration, amendment, repeal or adoption.


                              ARTICLE ELEVEN
                              --------------

         Subject to the rights of the holders of any series of Preferred Stock, if no shares of Class B Common are then outstanding, (i) any action required or permitted to be taken by the stockholders of the Corporation must be effected at an annual or special meeting of stockholders of the Corporation and may not be taken or effected without a meeting of the stockholders of the Corporation, (ii) the stockholders of the Corporation may not take any action by consent in writing in lieu of a meeting of the stockholders of the Corporation, and (iii) special meetings of stockholders of the Corporation may be called only by the chairman of the Board of Directors, or the Board of Directors pursuant to a resolution adopted by the affirmative vote of the majority of the total number of directors then in office.


                              ARTICLE TWELVE
                              --------------

         The corporation expressly elects to be governed by
Section 203 of the General Corporation Law of the State of
Delaware.